UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2016

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On August 15, 2016, the Board of Directors (the “Board”) of Anthera Pharmaceuticals, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. William Shanahan Jr., M.D., J.D., to serve as the Company’s Chief Medical Officer, effective August 15, 2016.

Dr. Shanahan, 68, served as the Chief Medical Officer of Arena Pharmaceuticals, Inc. from 2004 to June 2016 and served as its Senior Vice President from June 2010 to June 2016. Dr. Shanahan also served as Vice President of Arena Pharmaceuticals Inc. from March 2004 to June 2010. At Arena Pharmaceuticals Inc., Dr. Shanahan was involved in all aspects of preclinical and clinical development, from phase 1 through NDA filing and approval, of lorcaserin, a selective 5-HT2C agonist for weight management, as well as multiple other programs in a range of therapeutic areas through phase 1 and phase 2. He served as Tanox Inc.'s Chief Medical Officer from August 2000 until March 2004, developing several monoclonal antibodies for allergy, inflammation and HIV through phase 1 and phase 2. Dr. Shanahan served as Vice President, Drug Development of Isis Pharmaceuticals from 1994 to August 2000, working on anti-inflammatory/immunomodulatory antisense therapeutics in phase 1-3.  Prior to that, he was Director of Clinical Research at Pfizer Central Research where he directed the clinical development of new anti-inflammatory pharmacologic agents from 1990 to 1994. At Searle Research and Development, he held Associate Director and Director of Clinical Research positions where he developed and monitored clinical studies related to anti-inflammatory, gastro-protective, anti-HIV, and antineoplastic pharmacologic agents from 1988 to 1990. In addition, at the University of Connecticut School of Medicine he held various positions in the Division of Rheumatology including a full time faculty position as Assistant Professor and a voluntary and part-time position as Clinical Associate Professor. Dr. Shanahan holds an A.B. degree from Dartmouth College, an M.D. degree from the University of California, San Francisco, and a J.D. degree from Loyola University, Chicago.

There are (a) no understandings or arrangements between Dr. Shanahan and any other person pursuant to which he was appointed as Chief Medical Officer of the Company and (b) Dr. Shanahan has no material interest in any transaction or proposed transaction in which the Company is or is to be a party.  Dr. Shanahan has no family relationship with any director or executive officer of the Company.

In connection with Dr. Shanahan’s appointment, the Company entered into an offer letter with Dr. Shanahan and granted him an option to purchase 390,000 shares of the Company’s common stock under the Company’s 2013 Stock Option and Incentive Plan. 25% of the shares subject to the option will vest on August 15, 2017 and the remaining 75% of the shares will vest in 36 equal monthly installments thereafter.  Pursuant to the offer letter, Dr. Shanahan’s base salary will be $400,000 per annum. Dr. Shanahan is also eligible for a discretionary bonus target of up to 35% of his base salary during the period he serves as the Company’s Chief Medical Officer based on certain performance goals, to be determined in the sole discretion of the Company.

Transition of Interim Chief Medical Officer to Senior Clinical Fellow

Effective August 15, 2016, Dr. Pennington transitioned from the role of interim Chief Medical Officer to Senior Clinical Fellow.

A copy of the press release announcing Dr. Shanahan’s appointment and Dr. Pennington’s transition is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 16, 2016